UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VENTAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 11, 2022, Ventas, Inc. released the following communication:

Ventas Mails Letter to Shareholders Highlighting Highly Qualified Board Overseeing
Superior Long-Term Shareholder Returns

Urges Shareholders to Vote “FOR ALL” of Ventas’s Experienced Directors on the WHITE Proxy Card

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced that it has mailed a letter to shareholders in connection with its 2022 Annual Meeting of Stockholders, which is scheduled to be held virtually on April 27, 2022. The letter urges shareholders to vote the WHITE proxy card “FOR ALL” of Ventas’s highly qualified directors. Shareholders of record as of March 21, 2022, are entitled to vote.

The full text of the letter follows:

Dear Fellow Shareholder,

As Ventas’s 2022 Annual Meeting approaches, you have an important decision to make regarding the composition of your Board of Directors. We ask you to support Ventas’s highly qualified Board by voting today “FOR ALL” on the enclosed WHITE proxy card.

The Ventas Board has a long track record of acting in the best interest of all shareholders and driving sustainable value and has:

•	Overseen disciplined, forward-thinking capital allocation to enhance the Company’s portfolio and drive growth;
•	Taken decisive actions in response to the COVID-19 pandemic to prioritize the safety of our residents, employees, patients and healthcare workers, and position Ventas to capitalize on the senior housing industry recovery;
•	Undertaken thoughtful ongoing Board refreshment with the appointment of four new independent and highly accomplished directors in the last three years; and
•	Built on the Company’s industry leading position in ESG with best-in-class sustainability programs and target of reaching net zero by 2040.

As a result, we have excellent positive momentum at Ventas and the right Board to oversee our continued progress. The Ventas Board has overseen exceptional long-term annualized TSR of over 20% since December 31, 1999, significantly outperforming the FTSE Nareit Equity Health Care Index’s 14%, MSCI US REIT Index’s 11% and S&P 500’s 7%. Year-to-date through March 25, Ventas has delivered TSR of 23%, the highest of the 16 constituents in the FTSE Nareit Equity Health Care Index and well in excess of other key benchmarks.

However, Land & Buildings, a shareholder that owns approximately 0.2% of the Company’s outstanding shares, recently launched a proxy contest by nominating its founder and Chief Investment Officer, Jonathan Litt, to replace a Ventas director on your Board. Our Board evaluated Mr. Litt’s candidacy as part of our ongoing refreshment process and determined that he is not qualified to serve as a director on the Ventas Board. Land & Buildings’ solicitation materials contain many errors and disingenuous statements; the Company’s publicly available materials have addressed many of these.

THE VENTAS BOARD IS DIVERSE, REFRESHED, INDEPENDENT AND HIGHLY QUALIFIED

At Ventas, we work diligently to ensure your Board is strong, diverse and thoughtfully refreshed and has skill sets uniquely suited to oversee the Company’s business. The fresh perspectives we gain by adding highly qualified new Board members are complemented by the continuity of institutional knowledge provided by Ventas’s longer-tenured directors. We believe our thoughtful and balanced approach to Board refreshment has been instrumental in helping the Company navigate industry and business cycles, make thoughtful, forward-thinking capital allocation decisions and manage through risks and challenges.

Over the last three years, the Board has appointed four new independent directors, further increasing its diversity based on race, gender and experience.

Your Board has nominated 11 directors for election at the 2022 Annual Meeting that collectively bring the right backgrounds and skills to drive Ventas forward with significant leadership, institutional investment, financial and operating experience. Land & Buildings is attempting to remove your Independent Presiding Director, James D. Shelton, from the Board. Mr. Shelton has extensive experience as a public company CEO and business leader with a track record of value creation in the healthcare industry:

Relevant Healthcare Experience and Track	Omnicare – served as Non-executive Chairman of the Board from 2010-2015		Triad Hospitals – served as Chairman and CEO from 1999 until its sale in 2007
Record of Value Creation	-	Delivered TSR of 305% during tenure, far outpacing S&P 500’s 84%	-	Delivered TSR of 321% during tenure, far outpacing the S&P 500’s 28%
	-	Served as interim CEO in 2010	-	Oversaw 53 hospitals and 42,000 employees

Significant Contributions to Ventas	-	Brings a wealth of expertise on hospitals, medical office buildings and other care settings, which collectively comprise 41% of our NOI
	-	Served as Presiding Director since May 2016
	-	As Presiding Director, he has driven a strong board and committee refreshment program, established other best-in-class corporate governance practices and focused on diversity and ESG leadership
	-	Member of Compensation Committee and Nominating and Corporate Governance (NCG) Committee; Former Chair of NCG Committee
	-	Leveraging his significant industry and leadership experience, served as a central contributor to our response to COVID-19 pandemic and successful investments including in healthcare real estate

Ventas continues to benefit from Mr. Shelton’s leadership, institutional knowledge of the Company and healthcare expertise, which are essential to our continued success and are all skills or experiences that Mr. Litt lacks.

THE VENTAS BOARD AND MANAGEMENT HAVE A STRONG TRACK RECORD
OF SHAREHOLDER ENGAGEMENT AND INCORPORATING FEEDBACK

THE VENTAS BOARD CONTINUED ITS CONSISTENT SKILL-BASED
REFRESHMENT PROCESS
WITH THE RECENT APPOINTMENT OF MICHAEL EMBLER

Our most recent Board refreshment process, driven by a clear set of criteria based on Ventas’s current and future needs and conducted with the assistance of Korn Ferry, featured consideration of more than 20 candidates, with six candidates reaching the Board-managed interview stage. Land & Buildings’ candidate, Mr. Litt, was interviewed by the Board as part of this process. Ultimately, the Ventas Board appointed Mr. Embler to the Board. Mr. Embler is the former Chief Investment Officer of Franklin Mutual Advisers, current director of American Airlines, and former director of Kindred Healthcare (one of Ventas’s largest tenants that specializes in long term acute care hospitals and other healthcare facilities, now known as Scion Health).

Land & Buildings has not proposed any substantive ideas for Ventas, and all of its criticisms are being addressed by Ventas’s proactive and engaged Board and management team. Land & Buildings has also contradicted itself in its materials and criticism of Ventas’s capital allocation, commending the Company’s “superior, better positioned portfolio”, which can only be the result of Ventas’s long track record of successfully deploying capital. Indeed, Land & Buildings’ self-interested proxy contest is singularly focused on Mr. Litt’s personal agenda.

Your Board’s nominees are best qualified with the expertise and leadership to execute the Company’s strategy, capture meaningful upside in the senior housing recovery and drive growth and sustainable value creation.

We look forward to continuing to engage with you and appreciate your support.

Sincerely,

The Ventas Board of Directors

Advisors

Centerview Partners LLC is serving as financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel, to the Company.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Cautionary Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

The Company has filed a definitive proxy statement (the “Proxy Statement”) and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.

Investors
Sarah Whitford
(877) 4-VENTAS

Media
Andi Rose / Joseph Sala / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

On April 11, 2022, Ventas, Inc. distributed the following communication to its employees:

Subject: Update on Upcoming Annual Meeting of Stockholders: Vote Your WHITE Proxy Card!

Dear Colleagues,

With our April 27th annual meeting of shareholders a few weeks away, I wanted to reach out to thank all of you for your continued support, patience and focus. At Ventas, we have a great story to tell, and we are excited to tell it. We are asking you to vote all Ventas shares that you own “FOR ALL” of our experienced and highly qualified independent director nominees on the Company’s WHITE proxy card.

As you know, the election of Ventas’s highly qualified directors to the Ventas Board is being contested this year by Land & Buildings, a shareholder that owns approximately 0.2% of the Company’s outstanding shares and has nominated its founder and Chief Investment Officer, Jonathan Litt, to replace Denny Shelton, our Presiding Director. Our Board evaluated Mr. Litt’s candidacy as part of its ongoing refreshment process and determined that he is not qualified to serve as a director on the Ventas Board and that we would lose significant healthcare experience and leadership without Denny’s service on Ventas’s Board.

If you owned Ventas stock as of March 21, 2022, you likely already received voting materials and a cover letter that describes the importance of your vote. The Ventas proxy card for voting is WHITE and lists our Board members on it.

For our upcoming annual meeting, every vote is important, no matter how many shares you own. If you have any doubt about whether all of your shares have been voted, it is okay to vote again – your votes will only be counted once under control processes in place.

As a reminder, if you hold Ventas shares in more than one account (e.g., through our employee savings plan, either registered in your name at Wells Fargo or through a personal bank or brokerage account), you’ll receive separate WHITE proxy cards for each account. Please submit your vote “FOR ALL” of Ventas’s director nominees in each account in which you hold shares.

I hope you will also take some time to review our investor presentation that we issued last Friday, which highlights our track record of delivering superior returns, the smart actions we have taken to transform our portfolio and the exciting initiatives underway to position Ventas for long-term success. You will see in it all the good work we have done together during and after COVID to ensure Ventas is on the right path. You can find our presentation here.

I encourage you to discard any materials received from Land & Buildings. These materials say “blue” in the upper left, are light bluish / gray in color, and only show Mr. Litt’s name as a director nominee to our Board. If you inadvertently vote using Land & Buildings’ blue proxy card, don’t worry: You can override your vote easily by using the Company’s WHITE proxy card.

If you have any questions or need assistance in voting your shares, please reach out to Barak Berman, Senior Vice President, Deputy General Counsel, at bberman@Ventasreit.com or Kevin Bohl, Senior Vice President, Deputy General Counsel, at kbohl@Ventasreit.com. For additional information, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1 (877) 750-9496.

Importantly, our business priorities remain in place. Let’s stay focused together on moving Ventas forward.

On behalf of the entire Board and management team, we deeply appreciate your vote for our Directors and all that you do for Ventas.

Sincerely,

/s/ Debra A. Cafaro

Debra A. Cafaro
Chairman and Chief Executive Officer of Ventas

Cautionary Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance in our filings with the Securities and Exchange Commission (“SEC”), including those made in the “Summary Risk Factors” section, “Risk Factors” section and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and its extended consequences, including of the Delta, Omicron or any other variant, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, change in interest rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, insolvency or financial deterioration of our tenants, managers borrowers, and other obligors and our ability to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default; (h) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (i) risks related to development, redevelopment and construction projects; (j) our ability to attract and retain talented employees; (k) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (l) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (m) increases in our borrowing costs as a result of becoming more leveraged or as a result of changes in interest rates and phasing out of LIBOR rates; (n) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (o) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (p) the adequacy of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (q) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; and (s) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

Important Additional Information Regarding Proxy Solicitation

Ventas, Inc. (the “Company”) has filed a definitive proxy statement (the “Proxy Statement”) and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://ir.ventasreit.com.